Exhibit 99.1

FOR IMMEDIATE RELEASE:
July 6, 2018

Zoetis Media Contacts:	Zoetis Investor Contact:
Elinore White	Steve Frank
1-973-443-2835 (o)	1-973-822-7141 (o)
elinore.y.white@zoetis.com	steve.frank@zoetis.com

Bill Price	Abaxis Media & Investor Contact:
1-973-443-2742 (o)	Clint Severson
william.price@zoetis.com	510-675-6500 (o)

Zoetis and Abaxis Announce HSR Clearance for Zoetis’ Acquisition of Abaxis

PARSIPPANY, N.J. and UNION CITY, CALIF. - July 6, 2018 - Zoetis Inc. (NYSE:ZTS) and Abaxis, Inc. (NASDAQ:ABAX) today announced the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), in connection with Zoetis’ previously-announced acquisition of Abaxis for US $83.00 per share in cash, or approximately $2.0 billion in aggregate.

The expiration of the waiting period under the HSR Act satisfies one of the conditions necessary for the consummation of the transaction. The transaction is subject to other customary closing conditions, including the approval of Abaxis shareholders. Abaxis shareholders will vote on the transaction at a special meeting of shareholders currently scheduled to be held on July 31, 2018. Zoetis expects to complete the acquisition shortly after the Abaxis special meeting if all of the conditions to closing are then satisfied, and it intends to fund the purchase through a combination of existing cash and new debt.

About Zoetis
Zoetis is the leading animal health company, dedicated to supporting its customers and their businesses. Building on more than 60 years of experience in animal health, Zoetis discovers, develops, manufactures and markets veterinary vaccines and medicines, complemented by diagnostic products, genetic tests, biodevices and a range of services. Zoetis serves veterinarians, livestock producers and people who raise and care for farm and companion animals with sales of its products in more than 100 countries. In 2017, the company generated annual revenue of $5.3 billion with approximately 9,000 employees. For more information, visit www.zoetis.com.

About Abaxis
Abaxis is a worldwide developer, manufacturer and marketer of portable blood analysis systems that are used in a broad range of medical specialties in human or veterinary patient care to provide clinicians with rapid blood constituent measurements. Abaxis’s mission is to improve the efficiency of care delivery to and the quality of life of patients in the medical and veterinary markets. Abaxis provides leading edge technology and tools that support best medical practices, enabling physicians and veterinarians to respond to the health needs of their clients at the point of care while operating economical and profitable practices. For more information, visit http://www.abaxis.com.

Cautionary Statement Regarding Forward-Looking Information
Statements included in this communication which are not historical in nature or do not relate to current facts are intended to be, and are hereby identified as, forward-looking statements for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933 and Section
21E of the Securities Exchange Act of 1934. The words “may,” “will,” “anticipate,” “could,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “project” and “intend,” as well as other similar words and expressions of the future, are intended to identify forward-looking statements. Zoetis Inc. (“Zoetis”) and Abaxis, Inc. (“Abaxis”) caution readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from anticipated results. Such risks and uncertainties, include, among others, the following possibilities: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between Zoetis and Abaxis; the outcome of any legal proceedings that may be instituted against Zoetis or Abaxis; the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction) or Abaxis shareholder approval or to satisfy any of the other conditions to the transaction on a timely basis or at all; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Zoetis and Abaxis do business; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; the ability to complete the acquisition and integration of Abaxis successfully; and other factors that may affect future results of Zoetis and Abaxis. Additional factors that could cause results to differ materially from those described above can be found in Zoetis’ Annual Report on Form 10-K for the year ended December 31, 2017, which is on file with the Securities and Exchange Commission (the “SEC”) and in other documents Zoetis files with the SEC, and in Abaxis’s Annual Report on Form 10-K for the year ended March 31, 2018, which is on file with the SEC and in other documents Abaxis files with the SEC.

Important Additional Information
In connection with the proposed transaction between Zoetis and Abaxis, Abaxis has filed with the SEC a definitive proxy statement of Abaxis, as well as other relevant documents concerning the proposed transaction. This communication is not a substitute for the proxy statement or for any other document that Abaxis may file with the SEC and send to its shareholders in connection with the proposed transaction. The proposed transaction will be submitted to Abaxis’ shareholders for their consideration. Before making any voting decision, Shareholders of Abaxis are urged to read the definitive proxy statement regarding the transaction which is available at the SEC’s website (http://www.sec.gov), and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction.

Shareholders of Abaxis will be able to obtain a free copy of the definitive proxy statement, as well as other filings containing information about Zoetis and Abaxis, without charge, at the SEC’s website (http://www.sec.gov). Copies of the proxy statement and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Abaxis, Inc., 3240 Whipple Road, Union City, CA 94587, Attention: Corporate Secretary; telephone: (510) 675-6500, or from Abaxis' website, www.abaxis.com.

Participants in the Solicitation
Abaxis, Zoetis and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Abaxis’ directors and executive officers is available in Abaxis' definitive proxy statement filed in connection with its 2017 Annual Meeting, which was filed with the SEC on September 19, 2017, and certain of its Current Reports on Form 8-K. Information regarding Zoetis’ directors is available in Zoetis' definitive proxy statement filed in connection with its 2018 Annual Meeting, which was filed with the SEC on April 2, 2018, and information regarding Zoetis' executive officers is available in Zoetis' Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 15, 2018. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the definitive proxy statement filed in connection with the special meeting of Abaxis shareholders, which was filed with the SEC on June 27, 2018 and other relevant materials to be filed with the SEC in connection with the proposed transaction. Free copies of this document may be obtained as described in the preceding paragraph.

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